EXHIBIT 99.1

Heritage Oaks Bancorp Reports Fourth Quarter and Full Year 2013 Results

PASO ROBLES, Calif., Jan. 23, 2014 (GLOBE NEWSWIRE) -- Heritage Oaks Bancorp ("Heritage Oaks" or the "Company") (Nasdaq:HEOP), a bank holding company and parent of Heritage Oaks Bank (the "Bank"), reported net income of $1.6 million, or $0.06 per dilutive common share, for the fourth quarter of 2013 compared with $3.1 million, or $0.10 per dilutive common share, for the fourth quarter of 2012. The decline in net income for the fourth quarter of 2013 as compared to the same quarter a year ago was primarily due to a $1.7 million reduction of gain on sale of investment securities and mortgages and $1.1 million in merger and integration costs related to the pending merger with Mission Community Bancorp.

Net income for the year ended December 31, 2013 was $10.8 million, or $0.37 per dilutive common share, compared with $13.0 million, or $0.44 per dilutive common share, for the same period in 2012. The decline in net income for the year ended December 31, 2013 compared with the prior year was primarily due to an $8.8 million increase in income tax expense resulting from the reversal of the deferred tax asset valuation allowance during 2012.

Income before taxes grew $6.6 million, or 58.7%, to a record level at $17.8 million for the year ended December 31, 2013 as compared to the prior year despite the additional $1.1 million in merger and integration costs recorded in 2013. The improvement in income before taxes for the year ended December 31, 2013 is primarily attributable to a decline in the provision for loan losses in 2013 driven by improved credit quality performance in the Company's loan portfolio and higher gains on sale of investment securities.

Full Year 2013 Highlights

  Gross loans grew 20.0% to $827.5 million at December 31, 2013 compared with the prior year as we continue to expand agribusiness, commercial, and residential lending activities.
  Total deposits grew 11.8% to $973.9 million at December 31, 2013 compared with a year ago, resulting from our focus on building new and expanding existing client relationships. Non-interest bearing demand deposits grew 6.8% to $291.9 million from the prior year and represent 30.0% of total deposits at December 31, 2013.
  Loan credit quality continued to improve with classified assets declining $15.9 million, or 31.0%, to $35.5 million, and non-performing assets declining $7.2 million, or 41.6% to $10.1 million at December 31, 2013 compared with a year earlier, both metrics at the lowest levels since 2007. Net charge-offs to average loans declined to 0.03% for the year ended December 31, 2013 compared with 1.32% a year earlier. The Company had no Other Real Estate Owned ("OREO") at December 31, 2013.
  Regulatory capital ratios at the end of the year remained strong at 10.2% for Tier 1 Leverage Capital and 14.2% for Total Risk Based Capital. During 2013, the Company repurchased its Series A Preferred Stock and related warrants issued to the U.S. Department of the Treasury ("UST") as part of the Troubled Asset Relief Program—Capital Purchase Program (the "TARP CPP"). With the repurchase of the Preferred Stock and related warrants, the Company has fully exited the TARP CPP program with the UST.
  The Company is continuing its efforts to complete the merger of Mission Community Bancorp, which was announced in the fourth quarter of 2013. The transaction is subject to regulatory and shareholder approvals.

"2013 has definitely been an exciting and rewarding year for the Company's customers, shareholders and employees," stated Simone Lagomarsino, President and Chief Executive Officer of Heritage Oaks Bancorp. "We are pleased to have accomplished many of our goals for 2013 including; achieving strong growth in customer relationships, a significant improvement in the credit quality of our loan portfolio, and decreasing the effective duration of our securities portfolio. We also resolved many of the issues which were a result of the financial crisis. This included terminating the Memoranda of Understanding with the Company's regulatory agencies, repurchasing the TARP CPP preferred stock and related warrants, and returning the Company to a position of strong financial performance. The year culminated with our announcement of the pending merger with Mission Community Bancorp, which would allow our combined resources to provide enhanced products and services to the communities we serve along the Central Coast of California."

"As we look forward to 2014 our focus will be to complete the merger and integration of Mission Community Bancorp and to continue to grow our business both organically and through other strategic opportunities," said Ms. Lagomarsino. "Given the lower interest rate environment, all banks continue to face net interest margin compression. We believe the merger with Mission Community Bancorp would provide us with the opportunity to leverage our operating platform over a larger asset base," said Ms. Lagomarsino. "We will continue to look for opportunities to increase efficiencies in our operations during 2014."

Net Income Available to Common Shareholders

Net income available to common shareholders for the fourth quarter of 2013 declined to $1.6 million, or $0.06 per diluted common share, compared with $2.8 million, or $0.10 per diluted common share, for the fourth quarter of 2012. For the year ended December 31, 2013, net income available to common shareholders declined by $1.6 million, or $0.07 per diluted common share, from $11.6 million, or $0.44 per diluted common share, for the same period a year earlier, to $9.9 million, or $0.37 per diluted common share. The key component of the change in net income available to common shareholders for the three month periods was merger and integration expenses related to the Mission Community Bancorp merger in 2013 for which there was no corresponding expense in 2012. The key components of the change in net income available to common shareholders for the twelve month periods were the lack of any need to record additional provisions for loan losses during 2013, the reversal of the remaining deferred tax valuation allowance in 2012, for which there was no corresponding reversals in 2013, as well as the increased expenses related to the Mission Community Bancorp merger. These and other factors impacting the year over year change in net income available to common shareholders are described below.

Net Interest Income

Net interest income was $10.7 million, or 3.89% of average interest earning assets ("net interest margin"), for the fourth quarter of 2013 compared with $10.8 million, or a 4.35% net interest margin, for the same period a year earlier. For the year ended December 31, 2013, net interest income was $41.5 million, or a 4.03% net interest margin, compared with $42.5 million, or a 4.46% net interest margin for the same period a year ago. The decrease in net interest income is primarily the result of the decline in yields on our loan and investment portfolios due both to: the historically low interest rate environment resulting from the slowdown in the economy; and the repositioning of our loan portfolio to a lower credit risk profile and of our investment portfolio into a lower interest rate risk profile. The impact to net interest income attributable to the decline in yields of our loan and investment portfolios was partially offset by strong growth in the Company's loan portfolio.

Provision for Loan Losses

No provisions for loan losses were recorded for the three months ended December 31, 2013 and 2012 or the year ended December 31, 2013 compared with $7.7 million recorded in the year ended December 31, 2012. The lack of provisions for loan losses over the last five quarters was largely driven by continued improvements in the overall credit quality of the loan portfolio, and a shift in the loan portfolio to products with lower credit risk profiles. Net recoveries increased $0.3 million, or 198.5%, to $0.4 million for the fourth quarter of 2013 compared with net recoveries of $0.1 million for the same period a year earlier. Annualized net loan recoveries to average loans outstanding for the fourth quarter of 2013 increased 13 basis points to 0.20% compared with net recoveries of 0.07% for the fourth quarter of 2012. For the year ended 2013, net charge-offs declined $8.6 million, or 97.1%, to $0.3 million compared with $8.9 million for the same period in 2012. For the year ended 2013, net loan charge-offs to average loans outstanding declined 129 basis points to 0.03% compared with 1.32% for the same period a year earlier.

Non-Interest Income

Non-interest income was $1.9 million for the fourth quarter of 2013 compared with $3.5 million for the same period a year earlier. Lower quarter-over-quarter non-interest income was primarily the result of lower gains on sale of investment securities and mortgage loans. For the year ended December 31, 2013, non-interest income was $12.9 million compared with $12.5 million for the same period a year ago. Higher non-interest income during the year ended December 31, 2013 compared with the same period a year ago is primarily the result of higher gains on sale of investment securities, which were primarily generated from the sale of $89.3 million of investment securities in the first quarter of 2013, which was offset by lower gains on sale of mortgage loans as refinancing activities declined during the latter half of 2013. The securities were sold in the first quarter of 2013 to reduce the effective duration of the investment securities portfolio in order to limit interest rate risk exposure, and to provide a funding source for our strong loan demand. As a result of the first quarter repositioning of the portfolio, the effective duration of the investment securities portfolio declined from 3.1 years prior to the sale of investment securities to 2.4 years after the sale.

Non-Interest Expense

Non-interest expense was $9.6 million for the three months ended December 31, 2013 compared with $9.5 million for the same period a year earlier. For the year ended December 31, 2013, non-interest expense was $36.6 million compared with $36.1 million for the same period a year ago.

The increase in non-interest expense for the fourth quarter of 2013 was largely the result of $1.1 million of merger and integration costs related to the Mission Community Bancorp merger and increased other non-interest expenses associated with an ongoing legal matter. These increases were partially offset by declines in professional service costs attributable to an operating efficiency consulting project in 2012, which was completed in the first quarter of 2013; a reduction in salaries and employee benefits related to reductions in staffing levels over the last year and severance costs recorded in 2012; a decline in mortgage repurchase provisions; and lower regulatory expenses attributable to the Company's improved regulatory standing.

The increase in non-interest expense for the year ended December 31, 2013 was primarily due to the previously mentioned merger and integration costs and to a lesser degree an increase in salary and employee benefit costs due to the return of an incentive compensation plan and merit increase in 2013. These increases were partially offset by a $0.6 million decline in the provision for mortgage repurchases as well as a reduction in regulatory costs as previously discussed.

Operating Efficiency

The Company's operating efficiency ratio increased to 75.33% for the fourth quarter of 2013 compared with 70.36% for the same period a year ago.  For the year ended December 31, 2013, the operating efficiency ratio increased to 71.29% compared with 67.88% for the same period a year earlier. However, exclusive of merger and integration costs recorded in the fourth quarter of 2013, our operating efficiency ratio would have been 66.99% for the quarter and 69.21% for the year ended December 31, 2013. Our operating efficiency ratio for the three months and year ended December 31, 2013 reflects the impacts of the changes in non-interest expense discussed above. In addition to the previously mentioned one-time merger and integration expenses, the most notable impact on the operating efficiency ratio has been the net interest margin compression resulting from the continuing effects of the current low interest rate environment as well as the impact of repositioning our loan portfolio into a lower credit risk profile and lowering the interest rate risk of our investment portfolio by shortening its effective duration.

Total non-interest expense as a percentage of average assets, another measure of the Company's efficiency, was at the lowest level for the year ended December 31, 2013 in at least the last ten years of the Company's operations. This performance ratio removes the impact of margin compression on the Company's operations.

Income Taxes

Income tax expense was $1.3 million for the fourth quarter of 2013 compared with $1.7 million for the same period a year earlier. For the year ended December 31, 2013, income tax expense was $7.0 million compared with a $1.8 million tax benefit for the same period a year ago. The income tax benefit for the year ended December 31, 2012 included the impact of the reversal of $5.6 million of the valuation allowance held against the Company's deferred tax assets, which was fully reversed by the third quarter of 2012.

Excluding the impact of the valuation allowance reversal in 2012, the Company's effective tax rate for the fourth quarter of 2013 was 44.4% compared with 35.4% for the same period a year ago, and 39.2% for the year ended December 31, 2013 compared with 33.9% for the same period in 2012. The year-over-year increase in the effective tax rates primarily reflects the higher tax benefits from tax exempt municipal interest relative to pre-tax income in 2012 as compared with 2013, as overall earnings improved in 2013 and certain of the merger and integration costs incurred in 2013 are non-deductible for tax purposes.

Balance Sheet

Total assets increased $106.1 million, or 9.7%, to $1.2 billion at December 31, 2013 compared with the prior year. The increase in total assets was primarily the result of growth in the loan portfolio. Total stockholders' equity was $126.4 million at December 31, 2013, a decrease of $19.1 million or 13.1%, compared with a year earlier, primarily due to the repurchase of the Series A Preferred Stock and related warrants from UST, and to a lesser degree a change in accumulated other comprehensive income to an accumulated other comprehensive loss due to decline in the fair value of the investment securities portfolio, which resulted from the rise in long-term interest rates. The declines in stockholders' equity were partially offset by an increase in retained earnings attributable to the continued positive earnings results during 2013.

Total gross loans increased $137.9 million, or 20.0%, to $827.5 million at December 31, 2013 from $689.6 million at December 31, 2012, resulting from strong growth in commercial, residential, and agriculture lending relationships. Total new loan production, including mortgage loans originated for sale, decreased $22.5 million, or 12.9%, to $152.2 million during the three months ended December 31, 2013, including the purchase of $15.6 million of residential 1 to 4 family first lien loans, compared with $174.7 million a year earlier. Total deposits grew $103.0 million, or 11.8%, to $973.9 million at December 31, 2013 from $870.9 million a year earlier as we continue to build on our existing strong customer relationships and establish new customer relationships.

Regulatory Capital

The Company's and the Bank's regulatory capital ratios exceeded the ratios generally required to be considered a "well capitalized" financial institution for regulatory purposes. The Tier I Leverage Ratios for the Company and the Bank were 10.2% and 9.8%, respectively, at December 31, 2013 compared with the requirement of 5.0% to generally be considered a "well capitalized" financial institution for regulatory purposes. The Total Risk-Based Capital Ratios for the Company and the Bank were 14.2% and 13.7%, respectively, at December 31, 2013 compared with the requirement of 10.0% to generally be considered a "well capitalized" financial institution for regulatory purposes. The decline in the capital ratios as of December 31, 2013 at both the Bank and Company were largely the result of the repurchase of the Series A Preferred Shares and related warrants to purchase common stock previously held by the UST.

Asset Quality

Classified loans decreased $15.6 million or 31.0% to $35.5 million at December 31, 2013 compared with $51.1 million at December 31, 2012. Non-accrual loans decreased $7.2 million to $10.1 million at December 31, 2013, of which $7.2 million were paying per their contractual terms, compared with $17.3 million of non-accrual loans at December 31, 2012.  Non-performing loans to gross loans decreased to 1.2% at December 31, 2013 from 2.5% at December 31, 2012.  The Company held no OREO at December 31, 2013, marking the fifth consecutive quarter with no OREO holdings.  Total non-performing assets, inclusive of non-accrual loans, decreased $7.2 million to $10.1 million at December 31, 2013 compared with $17.3 million at December 31, 2012. The percentage of non-performing assets to total assets was 0.8% at December 31, 2013 compared with 1.6% at December 31, 2012. We believe the improvement in asset quality is primarily the result of the improvement in the economy along the Central Coast of California and a change in the mix of our loan portfolio to products with lower credit risk.

The allowance for loan losses ("ALLL") was $17.9 million, or 2.2% of total loans at December 31, 2013, compared with $18.1 million, or 2.6% of total loans at December 31, 2012.  The decrease in the ALLL to total loans ratio is due to continued improvement in the credit quality of the loan portfolio, change in the mix of loans in the portfolio to higher credit quality products, and both a decline in the total amount of impaired loans and improvement in the level of impairment on several loans which carried specific loan loss reserves.

Conference Call

The Company will host a conference call to discuss the fourth quarter results at 8:00 a.m. PDT on January 24, 2014. Media representatives, analysts and the public are invited to listen to this discussion by calling (877) 363-5052 and entering the conference ID 29566346, or via on-demand webcast. A link to the webcast will be available on Heritage Oaks Bancorp's website at www.heritageoaksbancorp.com. A replay of the call will be available on Heritage Oaks Bancorp's website later that day and will remain on its site for up to 14 calendar days. By including the foregoing website address, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Annual Report on Form 10-K

The Company intends to file with the U.S. Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2013, on or before March 14, 2014.  This report can be accessed at the U.S. Securities and Exchange Commission's website, www.sec.gov. Shortly after filing, it is also available free of charge at the Company's website, www.heritageoaksbancorp.com or by contacting the Company's Investor Relations Department. By including the foregoing website addresses, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

About Heritage Oaks Bancorp

With $1.2 billion in assets, Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank.  Heritage Oaks Bank has its headquarters and two branch offices in Paso Robles, two branch offices in San Luis Obispo and Santa Maria, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton, Morro Bay, and Santa Barbara as well as loan production offices in Goleta and Ventura/Oxnard. Heritage Oaks Bank conducts commercial banking business in the counties of San Luis Obispo, Santa Barbara, and Ventura. Prior to 2014, Heritage Oaks Bank operated its Santa Barbara branch under a separate brand of the Bank known as the Business First brand. As of January 2014 the Business First brand has been retired and the entire banking franchise is now run as Heritage Oaks Bank. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com. By including the foregoing website address, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Important Information for Investors and Shareholders

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or solicitation of any vote or approval. In connection with the pending merger with Mission Community Bancorp, Heritage Oaks Bancorp filed with the U.S. Securities and Exchange Commission a registration statement on Form S-4 on November 20, 2013 and the 1st Amendment to this Form S-4 on January 8, 2014, which was declared effective by the U.S. Securities and Exchange Commission on January 10, 2014 and which includes a joint proxy statement/prospectus with respect to the proposed merger of Mission Community Bancorp. The final joint proxy statement/prospectus has been mailed to the shareholders of record of Heritage Oaks on December 31, 2013 on or about January 15, 2014 and the shareholders meeting has been scheduled for February 19, 2014 for the vote of shareholders on the proposed merger.

INVESTORS AND SECURITY HOLDERS OF HERITAGE OAKS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY, INCLUDING ANY DOCUMENTS PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING HERITAGE OAKS AND THE PROPOSED MERGER. INVESTORS ARE ABLE TO OBTAIN A FREE COPY OF THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT HERITAGE OAKS (INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORTS ON FORM 10-K, ITS PROXY STATEMENTS, ITS CURRENT REPORTS ON FORM 8-K AND ITS QUARTERLY REPORTS ON FORM 10-Q), WITHOUT CHARGE, AT THE U.S. SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV/. INVESTORS MAY ALSO OBTAIN THESE DOCUMENTS, WITHOUT CHARGE, FROM HERITAGE OAKS' WEBSITE AT HTTP://WWW.HERITAGEOAKSBANCORP.COM OR BY CONTACTING HERITAGE OAKS' INVESTOR RELATIONS DEPARTMENT AT 805.369.5152.

By including the foregoing website addresses, Heritage Oaks does not intend to and shall not be deemed to incorporate by reference herein any material contained therein.

Participants in a Solicitation

Heritage Oaks and each of its respective directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.

INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF HERITAGE OAKS AND THEIR OWNERSHIP OF HERITAGE OAKS COMMON STOCK IS SET FORTH IN THE PROXY STATEMENT FOR HERITAGE OAKS' 2013 ANNUAL MEETING OF SHAREHOLDERS AS PREVIOUSLY FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH PARTICIPANTS IN THE PROPOSED TRANSACTION ARE INCLUDED IN THE JOINT PROXY STATEMENT/PROSPECTUS.

Forward Looking Statements

This press release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements. All statements other than statements of historical fact are "forward looking statements" for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and the availability of merger and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as "will likely result," "aims," "anticipates," "believes," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of these words and similar expressions are intended to help identify forward‐looking statements.

Forward looking statements are based on the Company's current expectations and assumptions regarding its business, the regulatory environment, the economy and other future conditions. Forward looking statements are subject to a number of risks and uncertainties that could cause the Company's actual results to differ materially and adversely from those contemplated by the forward looking statements. The Company cautions you against relying on any of these forward looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward looking statements, include the following: the uncertainty as to whether the financial crisis in the United States has fully been resolved, including the continuing relative softness in the California real estate market, and the response of federal and state government and our regulators thereto; credit quality deterioration or a reduction in real estate values causing an increase in the allowance for credit losses and a reduction in net earnings; a decline in general economic conditions in those areas in which the Company operates; competitive pressure among depository institutions; fluctuations in interest rates and the possibility that a change in the interest rate environment may reduce net interest margins; changes in the Company's business strategy or development plans; the Company's ability to gain regulatory and shareholder approval and effectively integrate the recently announced merger of Mission Community Bancorp; changes in governmental regulation; changes in the credit quality of our loan portfolio; economic, political and global changes arising from the war on terrorism, social unrest and other civil disturbances; the Company's ability to increase profitability and sustain growth; asset/liability re-pricing risks and liquidity risks; the Company's beliefs as to the adequacy of its existing and anticipated allowance for loan and lease losses; the threat and impact of cyber-attacks on our and our third party vendors information technology infrastructure; environmental conditions, including natural disasters such as earthquakes, landslides and wildfires, may disrupt business, impede operations, or negatively impact the values of collateral securing loans; and financial policies of the United States government.

Additional information on these risks and other factors that could affect operating results and financial condition are detailed in reports filed by the Company with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012, filed by the Company with the U.S. Securities and Exchange Commission on March 4, 2013. Forward looking statements speak only as of the date they are made, and the Company does not undertake to update forward looking statements to reflect circumstances or events that occur after the date the forward looking statements are made, whether as a result of new information, future developments or otherwise, and specifically disclaims any obligation to revise or update such forward looking statements for any reason, except as may be required by law.

Use of Non-GAAP Financial Information

Heritage Oaks Bancorp provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional measures used by management to assess operating results. Earnings before income taxes, provision for loan losses and merger and integration related costs, a non-GAAP financial measure, is presented because the Company believes adjusting its results to exclude tax, loan loss provisions and merger and integration related costs provides stockholders with a useful metric for evaluating the core profitability of the Company. A schedule reconciling our GAAP net income to earnings before income taxes, provision for loan losses and merger and integration related costs is provided at the end of the tables below.

Heritage Oaks Bancorp
Consolidated Balance Sheets
(unaudited)

(dollar amounts in thousands except per share data)	12/31/2013	9/30/2013	12/31/2012
Assets
Cash and due from banks	$ 11,336	$ 25,672	$ 23,425
Interest bearing deposits in other banks	14,902	7,609	10,691
Total cash and cash equivalents	26,238	33,281	34,116

Investment securities available for sale	276,795	267,179	287,682
Federal Home Loan Bank stock	4,739	4,739	4,575
Loans held for sale	2,386	5,463	22,549
Gross loans	827,484	777,154	689,608
Net deferred loan fees	(1,281)	(1,454)	(937)
Allowance for loan losses	(17,859)	(17,468)	(18,118)
Net loans held for investment	808,344	758,232	670,553
Premises and equipment	24,220	24,129	15,956
Deferred tax assets, net	21,624	21,361	21,933
Bank owned life insurance	15,826	15,710	15,349
Goodwill and other intangible assets	12,581	12,681	12,981
Other assets	10,898	11,068	11,838
Total assets	$ 1,203,651	$ 1,153,843	$ 1,097,532

Liabilities
Deposits
Non-interest bearing deposits	$ 291,856	$ 285,428	$ 273,242
Interest bearing deposits	682,039	671,524	597,628
Total Deposits	973,895	956,952	870,870
Short term FHLB borrowing	29,000	5,000	33,000
Long term FHLB borrowing	59,500	52,500	33,500
Junior subordinated debentures	8,248	8,248	8,248
Other liabilities	6,581	6,051	6,385
Total liabilities	1,077,224	1,028,751	952,003

Stockholders' equity
Preferred stock, 5,000,000 shares authorized:
Series A senior preferred stock; $1,000 per share stated value issued and outstanding: none as of December 31 and September 30, 2013, and 21,000 as of December 31, 2012	--	--	20,536
Series C preferred stock, $3.25 per share stated value; issued and outstanding: 1,189,538 shares	3,604	3,604	3,604
Common stock, no par value; authorized: 100,000,000 shares; issued and outstanding: 25,397,780, 25,391,343, and 25,307,110 shares as of December 31, 2013, September 30, 2013, and December 31, 2012, respectively	101,511	101,439	101,354
Paid in capital	6,020	5,879	7,337
Retained earnings	18,717	17,083	8,773
Accumulated other comprehensive (loss) / income	(3,425)	(2,913)	3,925
Total stockholders' equity	126,427	125,092	145,529
Total liabilities and stockholders' equity	$ 1,203,651	$ 1,153,843	$ 1,097,532

Book value per common share	$ 4.84	$ 4.78	$ 4.78

Tangible book value per common share	$ 4.34	$ 4.29	$ 4.27

Heritage Oaks Bancorp
Consolidated Statements of Income
(unaudited)

	Three Months Ended
(dollar amounts in thousands except per share data)	12/31/2013	9/30/2013	12/31/2012
Interest Income
Loans	$ 10,162	$ 10,064	$ 9,989
Investment securities	1,483	1,347	1,585
Other	91	98	75
Total interest income	11,736	11,509	11,649
Interest Expense
Interest on deposits	759	731	673
Other borrowings	290	296	213
Total interest expense	1,049	1,027	886
Net interest income before provision for loan losses	10,687	10,482	10,763
Provision for loan losses	--	--	--
Net interest income after provision for loan losses	10,687	10,482	10,763
Non-Interest Income
Fees and service charges	1,199	1,195	1,080
Mortgage gain on sale and origination fees	405	656	1,192
Gain / (loss) on sale of investment securities	(9)	344	923
Gain on sale of other real estate owned	--	--	87
Other income	284	228	266
Total non-interest income	1,879	2,423	3,548
Non-Interest Expense
Salaries and employee benefits	4,442	4,529	4,782
Occupancy	831	781	745
Information technology	657	658	642
Professional services	751	729	1,143
Regulatory	156	212	358
Equipment	431	395	390
Sales and marketing	146	170	258
Foreclosed asset costs and write-downs	51	23	31
Provision for mortgage loan repurchases	--	--	210
Amortization of intangible assets	100	100	84
Merger and integration	1,049	--	--
Other expense	1,010	954	831
Total non-interest expense	9,624	8,551	9,474
Income before income tax expense	2,942	4,354	4,837
Income tax expense	1,308	1,593	1,710
Net income	1,634	2,761	3,127
Dividends and accretion on preferred stock	--	181	357
Net income available to common shareholders	$ 1,634	$ 2,580	$ 2,770

Weighted Average Shares Outstanding
Basic	25,192,985	25,172,929	25,101,083
Diluted	26,550,442	26,549,567	26,485,728
Earnings Per Common Share
Basic	$ 0.06	$ 0.10	$ 0.11
Diluted	$ 0.06	$ 0.10	$ 0.10

Heritage Oaks Bancorp
Consolidated Statements of Income
(unaudited)

	Twelve Months Ended
(dollar amounts in thousands except per share data)	12/31/2013	12/31/2012
Interest Income
Loans	$ 39,610	$ 39,278
Investment securities	5,476	6,896
Other	307	147
Total interest income	45,393	46,321
Interest Expense
Interest on deposits	2,860	2,988
Other borrowings	1,007	830
Total interest expense	3,867	3,818
Net interest income before provision for loan losses	41,526	42,503
Provision for loan losses	--	7,681
Net interest income after provision for loan losses	41,526	34,822
Non-Interest Income
Fees and service charges	4,529	4,350
Mortgage gain on sale and origination fees	2,924	4,263
Gain on sale of investment securities	3,926	2,619
Gain on sale of other real estate owned	--	199
Other income	1,496	1,117
Total non-interest income	12,875	12,548
Non-Interest Expense
Salaries and employee benefits	18,977	18,304
Occupancy	3,215	3,287
Information technology	2,582	2,553
Professional services	2,833	3,546
Regulatory	1,007	1,596
Equipment	1,676	1,613
Sales and marketing	584	690
Foreclosed asset costs and writedowns	180	334
Provision for mortgage loan repurchases	570	1,192
Amortization of intangible assets	400	342
Merger and integration	1,051	--
Other expense	3,488	2,674
Total non-interest expense	36,563	36,131
Income before income tax expense / (benefit)	17,838	11,239
Income tax expense / (benefit)	6,997	(1,798)
Net income	10,841	13,037
Dividends and accretion on preferred stock	898	1,470
Net income available to common shareholders	$ 9,943	$ 11,567

Weighted Average Shares Outstanding
Basic	25,152,054	25,081,462
Diluted	26,542,689	26,401,870
Earnings Per Common Share
Basic	$ 0.40	$ 0.46
Diluted	$ 0.37	$ 0.44

Heritage Oaks Bancorp
Key Ratios

	Three Months Ended			Twelve Months Ended
PROFITABILITY / PERFORMANCE RATIOS	12/31/2013	9/30/2013	12/31/2012	12/31/2013	12/31/2012
Net interest margin	3.89%	4.04%	4.35%	4.03%	4.46%
Return on average equity	5.10%	8.46%	8.59%	7.87%	9.49%
Return on average common equity	5.25%	8.13%	9.16%	8.10%	10.26%
Return on average tangible common equity	5.85%	9.04%	10.23%	9.04%	11.55%
Return on average assets	0.55%	0.97%	1.17%	0.97%	1.27%
Non interest income to total net revenue	14.95%	18.78%	24.79%	23.67%	22.79%
Yield on interest earning assets	4.28%	4.44%	4.70%	4.40%	4.86%
Cost of interest bearing liabilities	0.56%	0.58%	0.55%	0.56%	0.60%
Cost of funds	0.40%	0.41%	0.39%	0.40%	0.43%
Operating efficiency ratio (1)	75.33%	67.10%	70.36%	71.29%	67.88%
Non-interest expense to average assets, annualized	3.23%	3.02%	3.55%	3.27%	3.53%

ASSET QUALITY RATIOS

Non-performing loans to total gross loans	1.22%	1.63%	2.51%
Non-performing loans to equity	8.00%	10.13%	11.89%
Non-performing assets to total assets	0.84%	1.10%	1.58%
Allowance for loan losses to total gross loans	2.16%	2.25%	2.63%
Net charge-offs / (recoveries) to average loans outstanding, annualized	-0.20%	0.24%	-0.07%	0.03%	1.32%
Classified assets to Tier I + ALLL	25.95%	33.58%	35.40%
30-89 Day Delinquency Rate	0.01%	0.01%	0.12%

CAPITAL RATIOS

Company
Leverage ratio	10.20%	10.58%	12.32%
Tier I Risk-Based Capital Ratio	12.91%	13.27%	15.55%
Total Risk-Based Capital Ratio	14.17%	14.53%	16.81%

Bank
Leverage ratio	9.82%	10.05%	11.93%
Tier I Risk-Based Capital Ratio	12.42%	12.59%	15.02%
Total Risk-Based Capital Ratio	13.68%	13.85%	16.28%

(1) The efficiency ratio is defined as total non interest expense as a percent of the combined net interest income plus non interest income, exclusive of gains and losses on securities sales, other than temporary impairment losses, gains and losses on sale of OREO and other OREO related costs and gains and losses on sale of fixed assets.

Heritage Oaks Bancorp
Average Balances

	For The Three Months Ended
	12/31/2013			9/30/2013			12/31/2012
(dollar amounts in thousands)	Balance	Yield/Rate	Inc/Exp	Balance	Yield/Rate	Inc/Exp	Balance	Yield/Rate	Inc/Exp
Interest Earning Assets
Interest bearing deposits in other banks	$ 16,826	0.19%	$ 8	$ 11,729	0.27%	$ 8	$ 16,006	0.20%	$ 8
Investment securities taxable	232,894	1.82%	1,069	214,347	1.84%	994	203,846	2.07%	1,061
Investment securities non taxable	47,538	3.46%	414	40,650	3.45%	353	63,538	3.28%	524
Other investments	6,642	4.96%	83	6,642	5.38%	90	6,479	4.11%	67
Loans (1)	784,841	5.14%	10,162	755,511	5.28%	10,064	695,457	5.71%	9,989
Total earning assets	1,088,741	4.28%	11,736	1,028,879	4.44%	11,509	985,326	4.70%	11,649
Allowance for loan losses	(17,791)			(18,055)			(18,998)
Other assets	109,986			113,051			96,267
Total assets	$ 1,180,936			$1,123,875			$ 1,062,595

Interest Bearing Liabilities
Interest bearing demand	$ 86,666	0.10%	$ 22	$ 80,523	0.10%	$ 21	$ 72,490	0.12%	$ 22
Savings	41,219	0.10%	10	41,563	0.10%	10	37,312	0.10%	9
Money market	329,334	0.33%	278	303,842	0.34%	257	298,130	0.32%	242
Time deposits	220,269	0.81%	449	201,670	0.87%	443	176,474	0.90%	400
Total interest bearing deposits	677,488	0.44%	759	627,598	0.46%	731	584,406	0.46%	673
Federal Home Loan Bank borrowing	62,617	1.57%	248	62,598	1.61%	254	50,266	1.35%	171
Junior subordinated debentures	8,248	2.02%	42	8,248	2.02%	42	8,248	2.03%	42
Total borrowed funds	70,865	1.62%	290	70,846	1.66%	296	58,514	1.45%	213
Total interest bearing liabilities	748,353	0.56%	1,049	698,444	0.58%	1,027	642,920	0.55%	886
Non interest bearing demand	298,561			288,380			266,284
Total funding	1,046,914	0.40%	1,049	986,824	0.41%	1,027	909,204	0.39%	886
Other liabilities	6,935			7,534			8,548
Total liabilities	1,053,849			994,358			917,752

Stockholders' Equity
Total stockholders' equity	127,087			129,517			144,843
Total liabilities and stockholders' equity	$ 1,180,936			$1,123,875			$ 1,062,595

Net interest margin		3.89%			4.04%			4.35%

Interest Rate Spread		3.72%	$10,687		3.86%	$ 10,482		4.15%	$ 10,763

(1) Non-accrual loans have been included in total loans.

Heritage Oaks Bancorp
Average Balances

	For The Year Ended
	12/31/2013			12/31/2012
(dollar amounts in thousands)	Balance	Yield/Rate	Inc/Exp	Balance	Yield/Rate	Inc/Exp
Interest Earning Assets
Interest bearing deposits in other banks	$ 15,466	0.21%	$ 33	$ 15,193	0.17%	$ 26
Investment securities taxable	217,270	1.83%	3,981	202,109	2.45%	4,944
Investment securities non taxable	45,234	3.31%	1,495	57,065	3.42%	1,952
Other investments	6,590	4.16%	274	6,519	1.86%	121
Loans (1)	747,018	5.30%	39,610	672,929	5.84%	39,278
Total earning assets	1,031,578	4.40%	45,393	953,815	4.86%	46,321
Allowance for loan losses	(17,937)			(19,169)
Other assets	105,693			90,315
Total assets	$ 1,119,334			$ 1,024,961

Interest Bearing Liabilities
Interest bearing demand	$ 78,055	0.10%	$ 81	$ 67,986	0.11%	$ 77
Savings	40,548	0.10%	40	35,769	0.10%	36
Money market	302,998	0.33%	1,000	289,079	0.36%	1,034
Time deposits	200,249	0.87%	1,739	183,803	1.00%	1,841
Total interest bearing deposits	621,850	0.46%	2,860	576,637	0.52%	2,988
Federal Home Loan Bank borrowing	59,063	1.42%	840	50,153	1.27%	638
Junior subordinated debentures	8,248	2.02%	167	8,248	2.33%	192
Total borrowed funds	67,311	1.50%	1,007	58,401	1.42%	830
Total interest bearing liabilities	689,161	0.56%	3,867	635,038	0.60%	3,818
Non interest bearing demand	282,060			243,304
Total funding	971,221	0.40%	3,867	878,342	0.43%	3,818
Other liabilities	10,306			9,227
Total liabilities	981,527			887,569

Stockholders' Equity
Total stockholders' equity	137,807			137,392
Total liabilities and stockholders' equity	$ 1,119,334			$ 1,024,961

Net interest margin		4.03%			4.46%

Interest Rate Spread		3.84%	$ 41,526		4.26%	$42,503
(1) Non-accrual loans have been included in total loans.

Heritage Oaks Bancorp
Loans and Deposits

(dollar amounts in thousands)
Loans	12/31/2013	9/30/2013	12/31/2012
Real Estate Secured
Multi-family residential	$ 31,140	$ 25,782	$ 21,467
Residential 1 to 4 family	88,904	57,016	41,444
Home equity lines of credit	31,178	32,388	31,863
Commercial	432,203	442,322	372,592
Farmland	50,414	45,573	25,642
Total real estate secured	633,839	603,081	493,008
Commercial
Commercial and industrial	119,121	103,540	125,340
Agriculture	32,686	28,523	21,663
Other	38	44	61
Total commercial	151,845	132,107	147,064
Construction
Single family residential	3,873	4,619	8,074
Single family residential - Spec.	1,153	1,114	535
Multi-family	736	747	778
Commercial	7,937	6,694	10,329
Total construction	13,699	13,174	19,716
Land	24,523	25,042	24,664
Installment loans to individuals	3,246	3,495	4,895
All other loans (including overdrafts)	332	255	261
Total gross loans	827,484	777,154	689,608

Deferred loan fees	(1,281)	(1,454)	(937)
Allowance for loan losses	(17,859)	(17,468)	(18,118)
Total net loans	$ 808,344	$ 758,232	$ 670,553
Loans held for sale	$ 2,386	$ 5,463	$ 22,549

Deposits	12/31/2013	9/30/2013	12/31/2012
Non-interest bearing deposits	$ 291,856	$ 285,428	$ 273,242
Interest bearing deposits:
NOW accounts	87,298	83,961	76,728
Other savings deposits	42,648	43,089	41,021
Money market deposit accounts	332,272	324,990	293,525
Time deposits	219,821	219,484	186,354
Total deposits	$ 973,895	$ 956,952	$ 870,870

Heritage Oaks Bancorp
Allowance for Loan Losses, Non-Performing and Classified Assets

	Three Months Ended
Allowance for Loan Losses	12/31/2013	9/30/2013	12/31/2012
Balance, beginning of period	$ 17,468	$ 17,934	$ 17,987
Provision for loan losses	--	--	--
Loans charge-off
Residential 1 to 4 family	--	--	11
Commercial real estate	--	41	--
Commercial and industrial	126	369	717
Agriculture	18	367	145
Construction	--	--	460
Installment loans to individuals	31	207	155
Total charge-offs	175	984	1,488
Recoveries of loans previously charged-off	566	518	1,619
Balance, end of period	$ 17,859	$ 17,468	$ 18,118

Net (recoveries) / charge-offs	$ (391)	$ 466	$ (131)

Non-Performing Assets	12/31/2013	9/30/2013	12/31/2012
Loans on non-accrual status
Residential 1-4 family	$ 449	$ 452	$ 835
Home equity lines of credit	--	--	58
Commercial real estate	672	964	928
Farmland	--	--	1,077
Commercial and industrial	2,180	3,224	4,657
Agriculture	789	811	907
Construction	--	--	1,380
Land	5,910	7,194	7,182
Installment	117	27	285
Total non-accruing loans	$ 10,117	$ 12,672	$ 17,309
Total non-performing assets	$ 10,117	$ 12,672	$ 17,309

Note: Non-performing assets consisted solely of non-accruing loans as of the period ends presented above. The Company had no OREO or other repossessed assets at the period ends presented above.

Classified assets	12/31/2013	9/30/2013	12/31/2012
Loans	$ 35,491	$ 45,300	$ 51,130
Non-investment grade securities	--	--	308
Total classified assets	$ 35,491	$ 45,300	$ 51,438

Classified assets to Tier I + ALLL	25.95%	33.58%	35.40%

Note: Classified assets consists of substandard and non-performing loans, OREO, non-investment grade securities, other repossessed assets, loans held for sale that were substandard and substandard letters of credit at the period ends presented above. As of the period ends presented above, there were no OREO, other repossessed assets, substandard loans held for sale or substandard letters of credit.

Heritage Oaks Bancorp
Quarter to Date Non-Performing Loan Reconciliation

	Balance			Transfers	Returns to		Balance
	September 30,		Net	to Foreclosed	Accrual		December 31,
(dollar amounts in thousands)	2013	Additions	Paydowns	Collateral	Status	Charge-offs	2013
Real Estate Secured
Residential 1 to 4 family	$ 452	$ --	$ (3)	$ --	$ --	$ --	$ 449
Commercial	964	112	(404)	--	--	--	672
Commercial
Commercial and industrial	3,224	418	(165)	--	(1,170)	(127)	2,180
Agriculture	811	--	(4)	--	--	(18)	789
Land	7,194	--	(124)	--	(1,160)	--	5,910
Installment loans to individuals	27	123	(3)	--	--	(30)	117

Totals	$ 12,672	$ 653	$ (703)	$ --	$ (2,330)	$ (175)	$ 10,117

Heritage Oaks Bancorp
Year to Date Non-Performing Loan Reconciliation

	Balance			Transfers	Returns to		Balance
	December 31,		Net	to Foreclosed	Accrual		December 31,
(dollar amounts in thousands)	2012	Additions	Paydowns	Collateral	Status	Charge-offs	2013
Real Estate Secured
Residential 1 to 4 family	$ 835	$ 659	$ (540)	$ --	$ (482)	$ (23)	$ 449
Home equity line of credit	58	--	(3)	--	(55)	--	--
Commercial	928	833	(634)	(222)	(192)	(41)	672
Farmland	1,077	--	(1,077)	--	--	--	--
Commercial
Commercial and industrial	4,657	1,943	(993)	--	(2,530)	(897)	2,180
Agriculture	907	537	(259)	--	(11)	(385)	789
Construction
Commercial	1,380	--	--	(1,211)	--	(169)	--
Land	7,182	1,303	(505)	--	(2,036)	(34)	5,910
Installment loans to individuals	285	458	(11)	(101)	(117)	(397)	117

Totals	$ 17,309	$ 5,733	$ (4,022)	$ (1,534)	$ (5,423)	$ (1,946)	$ 10,117

Heritage Oaks Bancorp
Quarter to Date OREO Reconciliation

	Balance				Balance
	September 30,				December 31,
(dollar amounts in thousands)	2013	Additions	Sales	Writedowns	2013
Real Estate Secured
Commercial	$ --	$ --	$ --	$ --	$ --

Totals	$ --	$ --	$ --	$ --	$ --

Heritage Oaks Bancorp
Year to Date OREO Reconciliation

	Balance				Balance
	December 31,				December 31,
(dollar amounts in thousands)	2012	Additions	Sales	Writedowns	2013
Real Estate Secured
Commercial	$ --	$ 1,374	$ (1,374)	$ --	$ --

Totals	$ --	$ 1,374	$ (1,374)	$ --	$ --

Heritage Oaks Bancorp
Reconciliation of GAAP to Non-GAAP Financial Measure

	Three Months Ended			Twelve Months Ended
(dollar amounts in thousands)	12/31/2013	9/30/2013	12/31/2012	12/31/2013	12/31/2012
GAAP net income	$ 1,634	$ 2,761	$ 3,127	$ 10,841	$ 13,037
Adjusted for:
Income tax expense / (benefit)	1,308	1,593	1,710	6,997	(1,798)
Provision for loan losses	--	--	--	--	7,681
Merger and integration	1,049	--	--	1,051	--

Non-GAAP earnings before income taxes, provision for loan losses, and merger and integration costs	$ 3,991	$ 4,354	$ 4,837	$ 18,889	$ 18,920

CONTACT: Simone Lagomarsino, President & Chief Executive Officer
         1222 Vine Street
         Paso Robles, California 93446
         805.369.5260
         slagomarsino@heritageoaksbank.com